EXHIBIT 99.1
News Release

FOR IMMEDIATE RELEASE
NOVEMBER 3, 2016

CHESAPEAKE ENERGY CORPORATION REPORTS 2016 THIRD QUARTER
FINANCIAL AND OPERATIONAL RESULTS
OKLAHOMA CITY, November 3, 2016 – Chesapeake Energy Corporation (NYSE:CHK) today reported financial and operational results for the 2016 third quarter plus other recent developments. Highlights include:

•	Enhanced operating and capital efficiencies drive 2016 third quarter average production of 638,100 boe per day

•
Oil production of 86,600 barrels per day lower sequentially after divestiture impacts of 8,200 barrels per day in the 2016 third quarter; 2016 fourth quarter oil production projected to be 90,000 to 95,000 barrels per day

•	Decrease in production expenses of $0.25 per boe sequentially, resulting in lower full-year 2016 and 2017 production expense guidance

•	Improved financial flexibility following refinancing of near and mid-term maturities through new offerings and subsequent tender offers

•	Enhanced operating flexibility through Barnett Shale exit, Mid-Continent and Rockies gathering agreement restructuring and significant reductions of future midstream commitments

•	Total liquidity following Barnett Shale closing of approximately $3.7 billion

•	Over 60% and 50% of projected natural gas and oil production, respectively, hedged in 2017

•	Exit rate production, driven by oil volumes, poised to grow significantly in 2017 and 2018

Doug Lawler, Chesapeake’s Chief Executive Officer, commented, “We continue to make progress in reducing leverage, decreasing total cash costs and improving future midstream expenses. Our achievements in these areas, particularly in regard to our balance sheet, provide a stronger foundation for improving profitability and enhanced returns from our capital program in 2017 and beyond. As we have previously stated, our large resource base and significant inventory of high-return drilling opportunities offer long-term growth and flexibility for our shareholders.”
2016 Third Quarter Results
For the 2016 third quarter, Chesapeake’s revenues declined by 33% year over year due to a decrease in the average realized commodity prices received for its production, lower production volumes and a decrease in the volumes sold and prices received by the company's marketing affiliate on behalf of third-party producers. Average daily production for the 2016 third quarter of approximately 638,100 barrels of oil equivalent (boe) consisted of approximately 86,600 barrels (bbls) of oil, 2.914 billion cubic feet (bcf) of natural gas and 65,700 bbls of natural gas liquids (NGL).
Chesapeake's operating expenses continue to decline. Average production expenses during the 2016 third quarter were $2.80 per boe, while G&A expenses (including stock-based compensation) during the 2016 third quarter were $1.08 per boe. Combined production and G&A expenses (including stock-based compensation) during the 2016 third quarter were $3.88 per boe, a decrease of 20% year over year and 5% from the 2016 second quarter. A summary of the company’s production and operating cost guidance for 2016 and 2017 is provided in the Outlook dated November 3, 2016, beginning on Page 20.
Chesapeake reported a net loss available to common stockholders of $1.197 billion, or $1.54 per share, while the company's ebitda for the 2016 third quarter was a loss of $801 million. The primary drivers of the net loss were Barnett Shale exit costs of approximately $616 million and a noncash impairment of the carrying value of Chesapeake's oil and natural gas properties of approximately $433 million, largely resulting from decreases in the trailing 12-month average first-day-of-the-month oil and natural gas prices as of September 30, 2016, as compared to June 30, 2016. Adjusting for these and other items that are typically excluded by securities analysts, the 2016 third quarter adjusted net income available to common stockholders was $27 million, or $0.09 per common share, while the company's adjusted ebitda was $421 million in the 2016 third quarter. These adjusted results include a recorded gain of $146 million of proceeds

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

related to the sale of a long-term natural gas supply contract which was sold in the 2016 third quarter and reflected in the company's marketing, gathering and compression revenues. Reconciliations of financial measures calculated in accordance with generally accepted accounting principles (GAAP) to non-GAAP measures are provided on pages 12 – 18 of this release.
Capital Spending Overview
Chesapeake’s total capital investments were approximately $412 million during the 2016 third quarter, compared to approximately $623 million in the 2015 third quarter, as summarized in the table below. A summary of the company’s capital expenditure guidance for 2016 and 2017 is provided in the Outlook dated November 3, 2016, beginning on Page 20.

	2016	2016	2015
Operated activity comparison	Q3	Q2	Q3
Average rig count	11	9	18
Gross wells completed	80	131	84
Gross wells spud	63	49	81
Gross wells connected	105	141	112

Type of cost ($ in millions)
Drilling and completion costs	$332	$337	$467
Exploration costs, leasehold and additions to other PP&E	21	56	57
Subtotal capital expenditures	$353	$393	$524
Capitalized interest	59	63	99
Total guided capital expenditures	$412	$456	$623

Balance Sheet and Liquidity

As of September 30, 2016, Chesapeake’s debt principal balance was approximately $8.7 billion, including approximately $240 million of borrowings outstanding on the company's revolving credit facility, compared to $9.7 billion as of December 31, 2015, and $11.7 billion as of September 30, 2015.

During the 2016 third quarter, the company entered into a $1.5 billion secured five-year term loan facility. Chesapeake used the net proceeds from this term loan to purchase and retire $898 million principal amount of its senior notes and $708 million principal amount of its contingent convertible senior notes for $1.5 billion pursuant to tender offers.

In October 2016, Chesapeake issued in a private placement $1.25 billion principal amount of unsecured 5.5% Convertible Senior Notes due 2026. The company intends to use the net proceeds for general corporate purposes, which may include debt repurchases and the repayment of borrowings under its credit facility and senior notes with near-term maturities as they become due. Additionally, the company completed private exchanges in aggregate of approximately 110.3 million shares of its common stock for 134,000 shares of 5.00% Cumulative Convertible Preferred Stock (Series 2005B), 606,271 shares of 5.75% Cumulative Convertible Preferred Stock and 553,007 shares of 5.75% Cumulative Convertible Preferred Stock (Series A). This amount of preferred stock represents approximately $1.2 billion of liquidation value, which was exchanged at a discount of approximately 40%. The company also repurchased in the open market approximately $105 million principal amount of its outstanding debt scheduled to mature or that could be put to the company in 2017 and 2018 for $106 million.

Since September 30, 2015, Chesapeake has significantly reduced its near-term debt maturities. As of November 2, 2016, Chesapeake's principal debt maturities by year, including debt that could be put to the company, are as follows:

	Principal Amount
	11/2/2016	9/30/2015
2016	$—	$500
2017	625	2,212
2018	599	1,016
2019	504	1,500
2020-2026 (a)	7,894	6,496
Total	$9,622	$11,724

(a) Includes $1.25 billion principal amount of unsecured 5.5% Convertible Senior Notes issued on October 5, 2016.
Asset Acquisitions and Divestitures Update

In the 2016 third quarter, the company entered into an agreement to convey its interests in the Barnett Shale operating area located in North Texas to Total S.A. (NYSE: TOT) and simultaneously terminate future commitments associated with this asset. The transaction closed on October 31, 2016, and Chesapeake paid $334 million to terminate an existing gathering agreement with Williams Partners L.P. (NYSE: WPZ) ("Williams").

Also in the 2016 third quarter, the company entered into a purchase and sale agreement to sell the majority of its upstream and midstream assets in the Devonian Shale located in West Virginia and Kentucky, which includes approximately 882,000 net acres and approximately 5,600 wells along with related gathering assets, as well as other property, plant and equipment. Chesapeake will retain deep drilling rights in the area after the anticipated disposition. In connection with this divestiture, the company expects to repurchase one of its two remaining volumetric production payment (VPP) transactions. All of the acquired interests will be conveyed in the divestiture and the company will no longer have any future obligations related to this VPP. After the repurchase of this VPP, the company expects net cash proceeds from this disposition to be nominal.

In the 2016 third quarter, Chesapeake purchased additional working interests in certain of its operated properties in its Haynesville Shale operating area for approximately $85 million, adding approximately 72,500 net acres to its net acreage position and approximately 55 million cubic feet (mmcf) per day of net natural gas production.

The company continues to focus on select asset divestitures and is currently planning to sell additional properties by year-end 2016, including a portion of its Haynesville Shale properties.

Midstream Update

In addition to the gas gathering agreement termination with Williams in the Barnett Shale, Chesapeake renegotiated its existing cost-of-service gas gathering agreement with Williams in the Mid-Continent operating area to a fixed-fee arrangement in exchange for a $66 million payment in the 2016 third quarter. This new agreement became effective July 1, 2016.

The company also accelerated the value of a long-term natural gas supply contract in the 2016 third quarter by selling rights under a long-term gas supply agreement for $146 million in cash proceeds. In connection with this sale, the company reversed a $280 million derivative asset which was reflected as an unrealized hedging loss during the current quarter.

In October 2016, Chesapeake announced that it signed a letter of intent to restructure its natural gas gathering and service agreement in its Powder River Basin operating area with Williams and Crestwood Equity Partners L.P. (NYSE: CEQP). The restructured services are expected to replace the current cost-of-service arrangement and improve economics which support increased development across an expanded area of dedication in the region. Subject to board approvals from all three companies of the definitive agreement, the restructured services are to become effective January 1, 2017, for a 20-year term.

Operations Update
Chesapeake's average daily production for the 2016 third quarter was approximately 638,100 boe and is further detailed in the table below. For the 2016 fourth quarter, the company expects its average daily production to range between 550,000 and 570,000 boe (including approximately one month of production from the Barnett Shale assets). With average daily oil production of approximately 91,000 barrels per day for the month of October 2016, the company expects its average daily oil production to range between 90,000 and 95,000 barrels per day for the 2016 fourth quarter.
Chesapeake currently expects its exit rate production to grow significantly over the next two years. The company is currently projecting an exit-to-exit increase in total production from the fourth quarter of 2016 to the fourth quarter of 2017 of approximately 7%, adjusted for asset sales. More importantly, the company is projecting an exit-to-exit increase in its oil production from the fourth quarter of 2016 to the fourth quarter of 2017 of approximately 10%. For 2018, the company is currently projecting an increase in its total production from the fourth quarter of 2017 to the fourth quarter of 2018 of approximately 15%, primarily driven by an exit-to-exit increase in its oil production from the fourth quarter of 2017 to the fourth quarter of 2018 of approximately 20%. Chesapeake's projected growth rates are preliminary and its flexible capital expenditure program will be adjusted based on prevailing market conditions and are subject to final capital allocation decisions for 2017 and 2018.

	2016	2016	2015
Operating area net production (mboe/day)	Q3	Q2	Q3
Eagle Ford	101	92	108
Haynesville	139	126	106
Marcellus	134	134	135
Utica	127	137	106
Mid-Continent	55	78	118
Powder River Basin	14	16	21
Barnett	59	65	63
Other	9	9	10
Total production	638	657	667

Chesapeake is currently utilizing 11 drilling rigs across its operating areas, three of which are located in the Eagle Ford Shale, three in the Haynesville Shale, three in the Mid-Continent area and two rigs in the Utica Shale. Chesapeake plans to utilize its existing rigs through year-end and plans to drill 50 to 60 wells and place approximately 100 to 110 wells on production in the 2016 fourth quarter.

Key Financial and Operational Results

The table below summarizes Chesapeake’s key financial and operational results during the 2016 third quarter as compared to results in prior periods.

	Three Months Ended
	09/30/16	06/30/16	09/30/15
Oil equivalent production (in mmboe)	59	60	61
Oil production (in mmbbls)	8	8	11
Average realized oil price ($/bbl)(a)	45.24	44.31	66.04
Natural gas production (in bcf)	268	269	263
Average realized natural gas price ($/mcf)(a)	2.13	1.97	2.51
NGL production (in mmbbls)	6	7	7
Average realized NGL price ($/bbl)(a)	13.70	12.88	10.90
Production expenses ($/boe)	(2.80)	(3.05)	(4.09)
Gathering, processing and transportation expenses ($/boe)	(8.07)	(8.04)	(7.88)
Oil - ($/bbl)	(3.67)	(3.64)	(3.35)
Natural Gas - ($/mcf)	(1.47)	(1.48)	(1.49)
NGL - ($/bbl)	(8.13)	(7.61)	(8.03)
Production taxes ($/boe)	(0.29)	(0.32)	(0.42)
General and administrative expenses ($/boe)(b)	(0.90)	(0.86)	(0.64)
Stock-based compensation ($/boe)	(0.18)	(0.16)	(0.15)
DD&A of oil and natural gas properties ($/boe)	(4.35)	(4.43)	(7.95)
DD&A of other assets ($/boe)	(0.42)	(0.48)	(0.51)
Interest expenses ($/boe)(a)	(1.20)	(1.00)	(1.41)
Marketing, gathering and compression net margin ($ in millions)(c)	(162)	(25)	58
Operating cash flow ($ in millions)(d)	209	176	476
Operating cash flow ($/boe)	3.56	2.94	7.76
Adjusted ebitda ($ in millions)(e)	421	252	560
Adjusted ebitda ($/boe)	7.17	4.21	9.12
Net loss available to common stockholders ($ in millions)	(1,197)	(1,792)	(4,695)
Loss per share – diluted ($)	(1.54)	(2.48)	(7.08)
Adjusted net income (loss) available to common stockholders ($ in millions)(f)	27	(145)	(83)
Adjusted income (loss) per share ($)(g)	0.09	(0.14)	(0.06)

(a)	Includes the effects of realized gains (losses) from hedging, but excludes the effects of unrealized gains (losses) from hedging.

(b)	Excludes expenses associated with stock-based compensation and restructuring and other termination costs.

(c)
Includes revenue, operating expenses and unrealized gains (losses) on supply contract derivatives, but excludes depreciation and amortization of other assets. For the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, unrealized gains (losses) were ($280 million), ($37 million) and $70 million, respectively. Additionally, the three months ended September 30, 2016 includes $146 million of proceeds related to the sale of the supply contract.

(d)	Defined as cash flow provided by operating activities before changes in assets and liabilities.

(e)	Defined as net income before interest expense, income taxes and depreciation, depletion and amortization expense, as adjusted to remove the effects of certain items detailed on page 18.

(f)	Defined as net income available to common stockholders, as adjusted to remove the effects of certain items detailed on page 12.

(g)	We have revised our presentation of adjusted loss per share to exclude shares considered antidilutive when calculating earnings per share in accordance with GAAP.

2016 Third Quarter Financial and Operational Results Conference Call Information
A conference call to discuss this release has been scheduled on Thursday, November 3, 2016, at 9:00 am EDT. The telephone number to access the conference call is 913-312-6668 or toll-free 888-609-5667. The passcode for the call is 2510197. The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112 and the passcode for the replay is 2510197. The conference call will be webcast and can be found at www.chk.com in the “Investors” section of the company’s website. The webcast of the conference will be available on the website for one year.
Headquartered in Oklahoma City, Chesapeake Energy Corporation's (NYSE: CHK) operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States. The company also owns oil and natural gas marketing and natural gas gathering and compression businesses. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.
This news release and the accompanying Outlook include "forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements that give our current expectations or forecasts of future events, production and well connection forecasts, estimates of operating costs, anticipated capital and operational efficiencies, planned development drilling and expected drilling cost reductions, general and administrative expenses, capital expenditures, the timing of anticipated noncore asset sales and proceeds to be received therefrom, projected cash flow and liquidity, our ability to enhance our cash flow and financial flexibility, plans and objectives for future operations (including our ability to optimize base production and execute gas gathering agreements), the ability of our employees, portfolio strength and operational leadership to create long-term value, and the assumptions on which such statements are based. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties.
Factors that could cause actual results to differ materially from expected results include those described under "Risk Factors” in Item 1A of our annual report on Form 10-K and any updates to those factors set forth in Chesapeake's subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at http://www.chk.com/investors/sec-filings).  These risk factors include the volatility of oil, natural gas and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; our inability to access the capital markets on favorable terms or at all; the availability of cash flows from operations and other funds to finance reserve replacement costs or satisfy our debt obligations; a further downgrade in our credit rating requiring us to post more collateral under certain commercial arrangements; write-downs of our oil and natural gas asset carrying values due to low commodity prices; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; leasehold terms expiring before production can be established; commodity derivative activities resulting in lower prices realized on oil, natural gas and NGL sales; the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations; adverse developments or losses from pending or future litigation and regulatory proceedings, including royalty claims; charges incurred in response to market conditions and in connection with our ongoing actions to reduce financial leverage and complexity; drilling and operating risks and resulting liabilities; effects of environmental protection laws and regulation on our business; legislative and regulatory initiatives further regulating hydraulic fracturing; our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used; impacts of potential legislative and regulatory actions addressing climate change; federal and state tax proposals affecting our industry; potential OTC derivatives regulation limiting our ability to hedge against commodity price fluctuations; competition in the oil and gas exploration and production industry; a deterioration in general economic, business or industry conditions; negative public perceptions of our industry; limited control over properties we do not operate; pipeline and gathering system capacity constraints and transportation interruptions; terrorist activities and cyber-attacks adversely impacting our operations; potential challenges of our spin-off of Seventy Seven Energy Inc. (SSE) in connection with SSE's recently completed bankruptcy under Chapter 11 of the U.S. Bankruptcy Code; an interruption in operations at our headquarters due to a catastrophic event; the continuation of suspended dividend payments on our common stock and preferred stock; certain anti-takeover provisions that affect shareholder rights; and our inability to increase or maintain our liquidity through debt repurchases, capital exchanges, asset sales, joint ventures, farmouts or other means.
In addition, disclosures concerning the estimated contribution of derivative contracts to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Our production forecasts are also dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Expected asset sales may not be completed in the time frame anticipated or at all. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update any of the information provided in this release or the accompanying Outlook, except as required by applicable law.

CHESAPEAKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in millions, except per share data)
(unaudited)

	Three Months Ended September 30,
	2016	2015
REVENUES:
Oil, natural gas and NGL	$1,177	$1,363
Marketing, gathering and compression	1,099	2,013
Total Revenues	2,276	3,376
OPERATING EXPENSES:
Oil, natural gas and NGL production	164	251
Oil, natural gas and NGL gathering, processing and transportation	473	483
Production taxes	17	25
Marketing, gathering and compression	1,261	1,955
General and administrative	63	49
Restructuring and other termination costs	—	53
Provision for legal contingencies	8	—
Oil, natural gas and NGL depreciation, depletion and amortization	255	488
Depreciation and amortization of other assets	25	31
Impairment of oil and natural gas properties	433	5,416
Impairments of fixed assets and other	751	79
Net gains on sales of fixed assets	—	(1)
Total Operating Expenses	3,450	8,829
LOSS FROM OPERATIONS	(1,174)	(5,453)
OTHER INCOME (EXPENSE):
Interest expense	(73)	(88)
Losses on investments	(1)	(33)
Gains on purchases or exchanges of debt	87	—
Other income (expense)	7	(2)
Total Other Income (Expense)	20	(123)
LOSS BEFORE INCOME TAXES	(1,154)	(5,576)
INCOME TAX BENEFIT:
Current income taxes	—	—
Deferred income taxes	—	(937)
Total Income Tax Benefit	—	(937)
NET LOSS	(1,154)	(4,639)
Net income attributable to noncontrolling interests	(1)	(13)
NET LOSS ATTRIBUTABLE TO CHESAPEAKE	(1,155)	(4,652)
Preferred stock dividends	(42)	(43)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(1,197)	$(4,695)
LOSS PER COMMON SHARE:
Basic	$(1.54)	$(7.08)
Diluted	$(1.54)	$(7.08)
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING (in millions):
Basic	777	663
Diluted	777	663

CHESAPEAKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in millions, except per share data)
(unaudited)

	Nine Months Ended September 30,
	2016	2015
REVENUES:
Oil, natural gas and NGL	$2,610	$4,122
Marketing, gathering and compression	3,241	5,993
Total Revenues	5,851	10,115
OPERATING EXPENSES:
Oil, natural gas and NGL production	552	826
Oil, natural gas and NGL gathering, processing and transportation	1,436	1,429
Production taxes	54	87
Marketing, gathering and compression	3,410	5,751
General and administrative	172	174
Restructuring and other termination costs	3	39
Provision for legal contingencies	112	359
Oil, natural gas and NGL depreciation, depletion and amortization	791	1,773
Depreciation and amortization of other assets	83	100
Impairment of oil and natural gas properties	2,331	15,407
Impairments of fixed assets and other	795	167
Net (gains) losses on sales of fixed assets	(5)	3
Total Operating Expenses	9,734	26,115
LOSS FROM OPERATIONS	(3,883)	(16,000)
OTHER INCOME (EXPENSE):
Interest expense	(197)	(210)
Losses on investments	(3)	(57)
Loss on sale of investment	(10)	—
Gains on purchases or exchanges of debt	255	—
Other income	13	3
Total Other Income (Expense)	58	(264)
LOSS BEFORE INCOME TAXES	(3,825)	(16,264)
INCOME TAX BENEFIT:
Current income taxes	—	(6)
Deferred income taxes	—	(3,808)
Total Income Tax Benefit	—	(3,814)
NET LOSS	(3,825)	(12,450)
Net income attributable to noncontrolling interests	(1)	(50)
NET LOSS ATTRIBUTABLE TO CHESAPEAKE	(3,826)	(12,500)
Preferred stock dividends	(127)	(128)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(3,953)	$(12,628)
LOSS PER COMMON SHARE:
Basic	$(5.47)	$(19.07)
Diluted	$(5.47)	$(19.07)
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING (in millions):
Basic	722	662
Diluted	722	662

CHESAPEAKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in millions)
(unaudited)

	September 30, 2016	December 31, 2015

Cash and cash equivalents	$4	$825
Other current assets	1,063	1,655
Total Current Assets	1,067	2,480

Property and equipment, (net)	11,051	14,298
Other assets	405	536
Total Assets	$12,523	$17,314

Current liabilities	$3,606	$3,685
Long-term debt, net	9,022	10,311
Other long-term liabilities	827	921
Total Liabilities	13,455	14,917

Preferred stock	3,036	3,062
Noncontrolling interests	259	259
Common stock and other stockholders’ equity	(4,227)	(924)
Total Equity	(932)	2,397

Total Liabilities and Equity	$12,523	$17,314

Common shares outstanding (in millions)	776	663
Principal amount of debt outstanding	$8,717	$9,706

CHESAPEAKE ENERGY CORPORATION
SUPPLEMENTAL DATA – OIL, NATURAL GAS AND NGL PRODUCTION, SALES AND INTEREST EXPENSE
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Production:
Oil (mmbbl)	8	11	25	32
Natural gas (bcf)	268	263	814	802
NGL (mmbbl)	6	7	19	21
Oil equivalent (mmboe)	59	61	180	187

Oil, natural gas and NGL Sales ($ in millions):
Oil sales	$342	$469	$952	$1,549
Oil derivatives – realized gains (losses)(a)	18	224	102	641
Oil derivatives – unrealized gains (losses)(a)	23	(100)	(217)	(444)
Total Oil Sales	383	593	837	1,746

Natural gas sales	622	590	1,545	1,937
Natural gas derivatives – realized gains (losses)(a)	(50)	70	192	341
Natural gas derivatives – unrealized gains (losses)(a)	131	33	(204)	(198)
Total Natural Gas Sales	703	693	1,533	2,080

NGL sales	84	77	247	296
NGL derivatives – realized gains (losses)(a)	(2)	—	(5)	—
NGL derivatives – unrealized gains (losses)(a)	9	—	(2)	—
Total NGL Sales	91	77	240	296
Total Oil, Natural Gas and NGL Sales	$1,177	$1,363	$2,610	$4,122

Average Sales Price – excluding gains (losses) on derivatives:
Oil ($ per bbl)	$42.94	$44.60	$38.21	$47.90
Natural gas ($ per mcf)	$2.32	$2.25	$1.90	$2.41
NGL ($ per bbl)	$13.93	$10.90	$12.90	$14.06
Oil equivalent ($ per boe)	$17.86	$18.52	$15.27	$20.21

Average Sales Price – including realized gains (losses) on derivatives:
Oil ($ per bbl)	$45.24	$66.04	$42.31	$67.73
Natural gas ($ per mcf)	$2.13	$2.51	$2.13	$2.84
NGL ($ per bbl)	$13.70	$10.90	$12.66	$14.06
Oil equivalent ($ per boe)	$17.30	$23.33	$16.88	$25.47

Interest Expense ($ in millions):
Interest(b)	$74	$88	$199	$222
Interest rate derivatives – realized (gains) losses(c)	(3)	(2)	(9)	(4)
Interest rate derivatives – unrealized (gains) losses(c)	2	2	7	(8)
Total Interest Expense	$73	$88	$197	$210

(a)
Realized gains and losses include the following items: (i) settlements of nondesignated derivatives related to current period production revenues, (ii) prior period settlements for option premiums and for early-terminated derivatives originally scheduled to settle against current period production revenues, and (iii) gains and losses related to de-designated cash flow hedges originally designated to settle against current period production revenues. Unrealized gains and losses include the change in fair value of open derivatives scheduled to settle against future period production revenues offset by amounts reclassified as realized gains and losses during the period. Although we no longer designate our derivatives as cash flow hedges for accounting purposes, we believe these definitions are useful to management and investors in determining the effectiveness of our price risk management program.

(b)	Net of amounts capitalized.

(c)
Realized (gains) losses include settlements related to the current period interest accrual and the effect of (gains) losses on early termination trades. Unrealized (gains) losses include changes in the fair value of open interest rate derivatives offset by amounts reclassified to realized (gains) losses during the period.

CHESAPEAKE ENERGY CORPORATION
CONDENSED CONSOLIDATED CASH FLOW DATA
($ in millions)
(unaudited)

THREE MONTHS ENDED:	September 30, 2016	September 30, 2015

Beginning cash	$4	$2,051

Net cash provided by operating activities	376	318

Cash flows from investing activities:
Drilling and completion costs(a)	(339)	(528)
Acquisitions of proved and unproved properties(b)	(157)	(141)
Proceeds from divestitures of proved and unproved properties	24	174
Additions to other property and equipment(c)	(7)	(21)
Proceeds from sales of other property and equipment	—	73
Decrease in restricted cash	—	52
Other	(1)	(2)
Net cash used in investing activities	(480)	(393)

Net cash provided by (used in) financing activities	104	(217)
Change in cash and cash equivalents	—	(292)
Ending cash	$4	$1,759

(a)	Includes capitalized interest of $1 million and $3 million for the three months ended September 30, 2016 and 2015, respectively.

(b)	Includes capitalized interest of $56 million and $93 million for the three months ended September 30, 2016 and 2015, respectively.

(c)	Includes capitalized interest of a nominal amount and $1 million for the three months ended September 30, 2016 and 2015, respectively.

CHESAPEAKE ENERGY CORPORATION
CONDENSED CONSOLIDATED CASH FLOW DATA
($ in millions)
(unaudited)

NINE MONTHS ENDED:	September 30, 2016	September 30, 2015

Beginning cash	$825	$4,108

Net cash provided by operating activities	50	1,055

Cash flows from investing activities:
Drilling and completion costs(a)	(948)	(2,696)
Acquisitions of proved and unproved properties(b)	(583)	(407)
Proceeds from divestitures of proved and unproved properties	988	188
Additions to other property and equipment(c)	(32)	(114)
Proceeds from sales of other property and equipment	70	80
Cash paid for title defects	(69)	—
Additions to investments	—	(1)
Decrease in restricted cash	—	52
Other	(5)	(7)
Net cash used in investing activities	(579)	(2,905)

Net cash used in financing activities	(292)	(499)
Change in cash and cash equivalents	(821)	(2,349)
Ending cash	$4	$1,759

(a)	Includes capitalized interest of $5 million and $21 million for the nine months ended September 30, 2016 and 2015, respectively.

(b)	Includes capitalized interest of $179 million and $305 million for the nine months ended September 30, 2016 and 2015, respectively.

(c)	Includes capitalized interest of $1 million and $3 million for the nine months ended September 30, 2016 and 2015, respectively.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
(in millions, except per share data)
(unaudited)

THREE MONTHS ENDED:	September 30, 2016
	$	Shares(a)	$/Share(c) (d)
Net loss available to common stockholders	$(1,197)	777	$(1.54)

Adjustments:
Unrealized gains on commodity derivatives	(163)		(0.21)
Unrealized losses on supply contract derivatives	280		0.36
Provision for legal contingencies	8		0.01
Impairment of oil and natural gas properties	433		0.56
Impairments of fixed assets and other	751		0.97
Gains on purchases or exchanges of debt	(87)		(0.11)
Other	2		—
Tax effect of above items(b)	—		—
Adjusted net income available to common stockholders(c) (Non-GAAP)	27		0.04

Preferred stock dividends	42		0.05
Total adjusted net income attributable to Chesapeake(c) (d) (Non-GAAP)	$69		$0.09

(a)	Weighted average common and common equivalent shares outstanding do not include 113 million shares that were considered antidilutive for calculating earnings per share in accordance with GAAP.

(b)	Our effective tax rate in the three months ended September 30, 2016 was 0%; thus, there is no tax effect on the reconciling adjustments.

(c)
Adjusted net income and adjusted earnings per common share are not measures of financial performance under accounting principles generally accepted in the United States (GAAP), and should not be considered as an alternative to net income available to common stockholders or earnings per share. Adjusted net income available to common stockholders and adjusted earnings per share exclude certain items that management believes affect the comparability of operating results. The company believes these adjusted financial measures are a useful adjunct to earnings calculated in accordance with GAAP because:

(i)	Management uses adjusted net income available to common stockholders to evaluate the company's operational trends and performance relative to other oil and natural gas producing companies.

(ii)	Adjusted net income available to common stockholders is more comparable to earnings estimates provided by securities analysts.

(iii)
Items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the company generally excludes information regarding these types of items.

(d)	We have revised our presentation of adjusted loss per share to exclude shares considered antidilutive when calculating earnings per share in accordance with GAAP.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
(in millions, except per share data)
(unaudited)

THREE MONTHS ENDED:	September 30, 2015
	$	Shares(a)	$/Share(c) (d)
Net loss available to common stockholders	$(4,695)	663	$(7.08)

Adjustments:
Unrealized losses on commodity derivatives	67		0.10
Unrealized gains on supply contract derivatives	(70)		(0.10)
Restructuring and other termination costs	53		0.08
Impairment of oil and natural gas properties	5,416		8.17
Impairments of fixed assets and other	79		0.12
Net gains on sales of fixed assets	(1)		—
Tax effect of above items(b)	(932)		(1.41)
Adjusted net loss available to common stockholders(c) (Non-GAAP)	(83)		(0.12)

Preferred stock dividends	43		0.06
Total adjusted net loss attributable to Chesapeake(c) (d) (Non-GAAP)	$(40)		$(0.06)

(a)	Weighted average common and common equivalent shares outstanding do not include 113 million shares that were considered antidilutive for calculating earnings per share in accordance with GAAP.

(b)	Our effective tax rate in the three months ended September 30, 2015 was 16.8%.

(c)
Adjusted net income and adjusted earnings per common share are not measures of financial performance under accounting principles generally accepted in the United States (GAAP), and should not be considered as an alternative to net income available to common stockholders or earnings per share. Adjusted net income available to common stockholders and adjusted earnings per share exclude certain items that management believes affect the comparability of operating results. The company believes these adjusted financial measures are a useful adjunct to earnings calculated in accordance with GAAP because:

(i)	Management uses adjusted net income available to common stockholders to evaluate the company's operational trends and performance relative to other oil and natural gas producing companies.

(ii)	Adjusted net income available to common stockholders is more comparable to earnings estimates provided by securities analysts.

(iii)
Items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the company generally excludes information regarding these types of items.

(d)	We have revised our presentation of adjusted loss per share to exclude shares considered antidilutive when calculating earnings per share in accordance with GAAP.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
(in millions, except per share data)
(unaudited)

NINE MONTHS ENDED:	September 30, 2016
	$	Shares(a)	$/Share(c) (d)
Net loss available to common stockholders	$(3,953)	722	$(5.47)

Adjustments:
Unrealized losses on commodity derivatives	423		0.58
Unrealized losses on supply contract derivatives	297		0.41
Restructuring and other termination costs	3		—
Provision for legal contingencies	112		0.16
Impairment of oil and natural gas properties	2,331		3.23
Impairments of fixed assets and other	795		1.10
Net gains on sales of fixed assets	(5)		(0.01)
Loss on sale of investment	10		0.01
Gains on purchases or exchanges of debt	(255)		(0.35)
Tax rate adjustment	—		—
Other	8		0.01
Tax effect of above items(b)	—		—
Adjusted net loss available to common stockholders(c) (Non-GAAP)	(234)		(0.33)

Preferred stock dividends	127		0.18
Total adjusted net loss attributable to Chesapeake(c) (d) (Non-GAAP)	$(107)		$(0.15)

(a)	Weighted average common and common equivalent shares outstanding do not include 113 million shares that were considered antidilutive for calculating earnings per share in accordance with GAAP.

(b)	Our effective tax rate in the nine months ended September 30, 2016 was 0%; thus, there is no tax effect on the reconciling adjustments.

(c)
Adjusted net income and adjusted earnings per share are not measures of financial performance under accounting principles generally accepted in the United States (GAAP), and should not be considered as an alternative to net income available to common stockholders or earnings per share. Adjusted net income available to common stockholders and adjusted earnings per share exclude certain items that management believes affect the comparability of operating results. The company believes these adjusted financial measures are a useful adjunct to earnings calculated in accordance with GAAP because:

(i)	Management uses adjusted net income available to common stockholders to evaluate the company's operational trends and performance relative to other oil and natural gas producing companies.

(ii)	Adjusted net income available to common stockholders is more comparable to earnings estimates provided by securities analysts.

(iii)
Items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the company generally excludes information regarding these types of items.

(d)	We have revised our presentation of adjusted loss per share to exclude shares considered antidilutive when calculating earnings per share in accordance with GAAP.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
(in millions, except per share data)
(unaudited)

NINE MONTHS ENDED:	September 30, 2015
	$	Shares(a)	$/Share(c) (d)
Net loss available to common stockholders	$(12,628)	662	$(19.07)

Adjustments:
Unrealized losses on commodity derivatives	642		0.97
Unrealized gains on supply contract derivatives	(290)		(0.44)
Restructuring and other termination costs	39		0.06
Provision for legal contingencies	359		0.54
Impairment of oil and natural gas properties	15,407		23.27
Impairments of fixed assets and other	167		0.25
Net losses on sales of fixed assets	3		—
Tax rate adjustment	(17)		(0.02)
Other	(17)		(0.02)
Tax effect of above items(b)	(3,827)		(5.78)
Adjusted net loss available to common stockholders(c) (Non-GAAP)	(162)		(0.24)

Preferred stock dividends	128		0.19
Total adjusted net loss attributable to Chesapeake(c) (d) (Non-GAAP)	$(34)		(0.05)

(a)	Weighted average common and common equivalent shares outstanding do not include 115 million shares that were considered antidilutive for calculating earnings per share in accordance with GAAP.

(b)	Our effective tax rate in the nine months ended September 30, 2015 was 23.5%.

(c)
Adjusted net income and adjusted earnings per common share are not measures of financial performance under accounting principles generally accepted in the United States (GAAP), and should not be considered as an alternative to net income available to common stockholders or earnings per share. Adjusted net income available to common stockholders and adjusted earnings per share exclude certain items that management believes affect the comparability of operating results. The company believes these adjusted financial measures are a useful adjunct to earnings calculated in accordance with GAAP because:

(i)	Management uses adjusted net income available to common stockholders to evaluate the company's operational trends and performance relative to other oil and natural gas producing companies.

(ii)	Adjusted net income available to common stockholders is more comparable to earnings estimates provided by securities analysts.

(iii)
Items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the company generally excludes information regarding these types of items.

(d)	We have revised our presentation of adjusted loss per share to exclude shares considered antidilutive when calculating earnings per share in accordance with GAAP.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF OPERATING CASH FLOW AND EBITDA
($ in millions)
(unaudited)

THREE MONTHS ENDED:	September 30, 2016	September 30, 2015

CASH PROVIDED BY OPERATING ACTIVITIES	$376	$318
Changes in assets and liabilities	(167)	158
OPERATING CASH FLOW(a)	$209	$476

THREE MONTHS ENDED:	September 30, 2016	September 30, 2015

NET LOSS	$(1,154)	$(4,639)
Interest expense	73	88
Income tax benefit	—	(937)
Depreciation and amortization of other assets	25	31
Oil, natural gas and NGL depreciation, depletion and amortization	255	488
EBITDA(b)	$(801)	$(4,969)

THREE MONTHS ENDED:	September 30, 2016	September 30, 2015

CASH PROVIDED BY OPERATING ACTIVITIES	$376	$318
Changes in assets and liabilities	(167)	158
Interest expense, net of unrealized gains (losses) on derivatives	71	86
Gains on commodity derivatives, net	129	227
Gains (losses) on supply contract derivatives, net	(134)	70
Cash receipts on commodity and supply contract derivative settlements, net	(101)	(223)
Amendment of natural gas gathering contract	66	—
Stock-based compensation	(15)	(18)
Restructuring and other termination costs	1	(53)
Provision for legal contingencies	27	—
Impairment of oil and natural gas properties	(433)	(5,416)
Impairments of fixed assets and other	(751)	(79)
Net gains on sales of fixed assets	—	1
Investment activity	(1)	(33)
Gains on purchases or exchanges of debt	87	—
Other items	44	(7)
EBITDA(b)	$(801)	$(4,969)

(a)
Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities. Operating cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Operating cash flow is widely accepted as a financial indicator of an oil and natural gas company's ability to generate cash that is used to internally fund exploration and development activities and to service debt. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows, or as a measure of liquidity.

(b)
Ebitda represents net income before interest expense, income taxes, and depreciation, depletion and amortization expense. Ebitda is presented as a supplemental financial measurement in the evaluation of our business. We believe that it provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Ebitda is also a financial measurement that, with certain negotiated adjustments, is reported to our lenders pursuant to our bank credit agreements and is used in the financial covenants in our bank credit agreements. Ebitda is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations or cash flow provided by operating activities prepared in accordance with GAAP.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF OPERATING CASH FLOW AND EBITDA
($ in millions)
(unaudited)

NINE MONTHS ENDED:	September 30, 2016	September 30, 2015

CASH PROVIDED BY OPERATING ACTIVITIES	$50	$1,055
Changes in assets and liabilities	598	877
OPERATING CASH FLOW(a)	$648	$1,932

NINE MONTHS ENDED:	September 30, 2016	September 30, 2015

NET LOSS	$(3,825)	$(12,450)
Interest expense	197	210
Income tax benefit	—	(3,814)
Depreciation and amortization of other assets	83	100
Oil, natural gas and NGL depreciation, depletion and amortization	791	1,773
EBITDA(b)	$(2,754)	$(14,181)

NINE MONTHS ENDED:	September 30, 2016	September 30, 2015

CASH PROVIDED BY OPERATING ACTIVITIES	$50	$1,055
Changes in assets and liabilities	598	877
Interest expense, net of unrealized gains (losses) on derivatives	190	218
Gains (losses) on commodity derivatives, net	(134)	340
Gains (losses) on supply contract derivatives, net	(151)	290
Cash receipts on commodity and supply contract derivative settlements, net	(487)	(859)
Amendment of natural gas gathering contract	66	—
Stock-based compensation	(40)	(61)
Restructuring and other termination costs	(1)	(39)
Provision for legal contingencies	(77)	(359)
Impairment of oil and natural gas properties	(2,331)	(15,407)
Impairments of fixed assets and other	(785)	(159)
Net gains (losses) on sales of fixed assets	5	(3)
Investment activity	(13)	(57)
Gains on purchases or exchanges of debt	255	—
Other items	101	(17)
EBITDA(b)	$(2,754)	$(14,181)

(a)
Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities. Operating cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Operating cash flow is widely accepted as a financial indicator of an oil and natural gas company's ability to generate cash that is used to internally fund exploration and development activities and to service debt. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows, or as a measure of liquidity.

(b)
Ebitda represents net income before interest expense, income taxes, and depreciation, depletion and amortization expense. Ebitda is presented as a supplemental financial measurement in the evaluation of our business. We believe that it provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Ebitda is also a financial measurement that, with certain negotiated adjustments, is reported to our lenders pursuant to our bank credit agreements and is used in the financial covenants in our bank credit agreements. Ebitda is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations or cash flow provided by operating activities prepared in accordance with GAAP.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF ADJUSTED EBITDA
($ in millions)
(unaudited)

THREE MONTHS ENDED:	September 30, 2016	September 30, 2015

EBITDA	$(801)	$(4,969)

Adjustments:
Unrealized (gains) losses on commodity derivatives	(163)	67
Unrealized (gains) losses on supply contract derivatives	280	(70)
Restructuring and other termination costs	—	53
Provision for legal contingencies	8	—
Impairment of oil and natural gas properties	433	5,416
Impairments of fixed assets and other	751	79
Net gains on sales of fixed assets	—	(1)
Gains on purchases or exchanges of debt	(87)	—
Net income attributable to noncontrolling interests	(1)	(13)
Other	1	(2)

Adjusted EBITDA(a)	$421	$560

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF ADJUSTED EBITDA
($ in millions)
(unaudited)

NINE MONTHS ENDED:	September 30, 2016	September 30, 2015

EBITDA	$(2,754)	$(14,181)

Adjustments:
Unrealized losses on commodity derivatives	423	642
Unrealized (gains) losses on supply contract derivatives	297	(290)
Restructuring and other termination costs	3	39
Provision for legal contingencies	112	359
Impairment of oil and natural gas properties	2,331	15,407
Impairments of fixed assets and other	795	167
Net (gains) losses on sales of fixed assets	(5)	3
Loss on sale of investment	10	—
Gains on purchases or exchanges of debt	(255)	—
Net income attributable to noncontrolling interests	(1)	(50)
Other	(1)	(9)

Adjusted EBITDA(a)	$955	$2,087

(a)
Adjusted ebitda excludes certain items that management believes affect the comparability of operating results. The company believes these non-GAAP financial measures are a useful adjunct to ebitda because:

(i)	Management uses adjusted ebitda to evaluate the company's operational trends and performance relative to other oil and natural gas producing companies.

(ii)	Adjusted ebitda is more comparable to estimates provided by securities analysts.

(iii)
Items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the company generally excludes information regarding these types of items.

Accordingly, adjusted EBITDA should not be considered as a substitute for net income, income from operations or cash flow provided by operating activities prepared in accordance with GAAP.

CHESAPEAKE ENERGY CORPORATION
RECONCILIATION OF PV-9 AND PV-10 TO STANDARDIZED MEASURE
($ in millions)
(unaudited)

PV-9 is a non-GAAP metric used in the determination of the value of collateral under Chesapeake's credit facility. PV-10 is a non-GAAP metric used by the industry, investors and analysts to estimate the present value, discounted at 10% per annum, of estimated future cash flows of the company's estimated proved reserves before income tax and asset retirement obligations. The following table shows the reconciliation of PV-9 and PV-10 to the company's standardized measure of discounted future net cash flows, the most directly comparable GAAP measure, for the year ended December 31, 2015 and for the interim period ended September 30, 2016. Management believes that PV-9 provides useful information to investors regarding the company's collateral position and that PV-10 provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and natural gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, management believes the use of a pre-tax measure is valuable for evaluating the company. Neither PV-9 nor PV-10 should be considered as an alternative to the standardized measure of discounted future net cash flows as computed under GAAP. With respect to PV-9 and PV-10 calculated as of an interim date, it is not practical to calculate taxes for the related interim period because GAAP does not provide for disclosure of standardized measure on an interim basis.

PV-9 – September 30, 2016 @ NYMEX Strip	$11,847
Less: Change in discount factor from 9 to 10	(743)
PV-10 – September 30, 2016 @ NYMEX Strip	11,104
Less: Change in pricing assumption from NYMEX Strip to SEC	(7,284)
PV-10 – September 30, 2016 @ SEC	3,820
Plus: Change in PV-10 from 12/31/15 to 9/30/16	908
PV-10 – December 31, 2015 @ SEC	4,728
Less: Present value of future income tax discounted at 10%	(34)
Standardized measure of discounted future cash flows – December 31, 2015	$4,694

CHESAPEAKE ENERGY CORPORATION
MANAGEMENT’S OUTLOOK AS OF NOVEMBER 3, 2016
Chesapeake periodically provides guidance on certain factors that affect the company’s future financial performance. Changes from the company's August 9, 2016 Outlook are italicized bold below.

Year Ending 12/31/2016

Adjusted Production Growth(a)	0% to 3%
Absolute Production
Liquids - mmbbls	56 - 60
Oil - mmbbls	33 - 35
NGL - mmbbls	23 - 25
Natural gas - bcf	1,020 - 1,040
Total absolute production - mmboe	226 - 233
Absolute daily rate - mboe	617 - 637
Estimated Realized Hedging Effects(b) (based on 11/1/16 strip prices):
Oil - $/bbl	$3.13
Natural gas - $/mcf	$0.16
NGL - $/bbl	($0.33)
Estimated Basis to NYMEX Prices:
Oil - $/bbl	$2.55 - $2.65
Natural gas - $/mcf	$0.35 - $0.45
NGL - $/bbl	$4.80 - $5.00
Operating Costs per Boe of Projected Production:
Production expense	$3.00 - $3.20
Gathering, processing and transportation expenses	$7.60 - $8.10
Oil - $/bbl	$3.75 - $3.95
Natural Gas - $/mcf	$1.40 - $1.50
NGL - $/bbl	$7.60 - $7.85
Production taxes	$0.35 - $0.45
General and administrative(c)	$0.80 - $0.90
Stock-based compensation (noncash)	$0.10 - $0.20
DD&A of natural gas and liquids assets	$3.50 - $4.50
Depreciation of other assets	$0.40 - $0.50
Interest expense(d)	$1.20 - $1.30
Marketing, gathering and compression net margin(e)	$90 - $100
Book Tax Rate	0%
Capital Expenditures ($ in millions)(f)	$1,400 - $1,500
Capitalized Interest ($ in millions)	$250
Total Capital Expenditures ($ in millions)	$1,650 - $1,750

(a)	Based on 2015 production of 550 mboe per day, adjusted for 2015 and 2016 sales.

(b)	Includes expected settlements for commodity derivatives adjusted for option premiums. For derivatives closed early, settlements are reflected in the period of original contract expiration.

(c)	Excludes expenses associated with stock-based compensation.

(d)	Excludes unrealized gains (losses) on interest rate derivatives.

(e)	Includes revenue and operating expenses. Excludes depreciation and amortization of other assets and unrealized gains (losses) on supply contract derivatives.

(f)
Includes capital expenditures for drilling and completion, leasehold, geological and geophysical costs, rig termination payments and other property and plant and equipment. Excludes approximately $259 million for the repurchase of overriding royalty interests associated with the sale of certain of the company's properties and any additional proved property acquisitions.

CHESAPEAKE ENERGY CORPORATION
MANAGEMENT’S PRELIMINARY OUTLOOK FOR 2017 AS OF NOVEMBER 3, 2016
Chesapeake periodically provides guidance on certain factors that affect the company’s future financial performance. Changes from the company's August 9, 2016 Outlook are italicized bold below.

Year Ending 12/31/2017

Adjusted Production Growth(a)	(5%) to 0%
Absolute Production
Liquids - mmbbls	51 - 55
Oil - mmbbls	33 - 35
NGL - mmbbls	18 - 20
Natural gas - bcf	860 - 900
Total absolute production - mmboe	194 - 205
Absolute daily rate - mboe	532 - 562
Operating Costs per Boe of Projected Production:
Production expense, production taxes and general and administrative expenses(b)	$4.00 - $4.50
Gathering, processing and transportation expenses	$7.00 - $7.50
Oil - $/bbl	$4.25 - $4.45
Natural Gas - $/mcf	$1.25 - $1.35
NGL - $/bbl	$8.10 - $8.30
Marketing, gathering and compression net margin(c)	($80) - ($60)
Capital Expenditures ($ in millions)(d)	$1,600 - $2,400
Capitalized Interest ($ in millions)	$220
Total Capital Expenditures ($ in millions)	$1,820 - $2,620

(a)	Based on 2016 production of 548 mboe per day, adjusted for 2016 sales.

(b)	Includes expenses associated with stock-based compensation.

(c)	Includes revenue and operating expenses. Excludes depreciation and amortization of other assets.

(d)	Includes capital expenditures for drilling and completion, leasehold, geological and geophysical costs, rig termination payments and other property and plant and equipment.

Oil, Natural Gas and Natural Gas Liquids Hedging Activities
Chesapeake enters into commodity derivative transactions in order to mitigate a portion of its exposure to adverse changes in market prices. Please see the quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Chesapeake with the SEC for detailed information about derivative instruments the company uses, its quarter-end derivative positions and accounting for oil, natural gas and natural gas liquids derivatives.
As of November 1, 2016, the company had downside protection, through open swaps, on a portion of its remaining 2016 oil production at an average price of $46.84 per bbl. The company had downside price protection, through open swaps and two-way collars, on a portion of its remaining 2016 natural gas production at an average price of $2.86 per mcf. Chesapeake also had downside price protection, through open swaps, on a portion of its remaining 2016 ethane and propane production at an average price of $0.17 per gallon and $0.46 per gallon, respectively. In addition, the company had downside protection, through open swaps, on a portion of its 2017 oil production at an average price of $49.68 per bbl. The company had downside price protection, through open swaps and two-way collars, on a portion of its 2017 natural gas production at an average price of $3.07 per mcf.
The company’s crude oil hedging positions as of November 1, 2016 were as follows:

Open Crude Oil Swaps; Gains from Closed
Crude Oil Trades and Call Option Premiums

	Open Swaps (mbbls)	Avg. NYMEX Price of Open Swaps	Total Gains from Closed Trades and Premiums for Call Options ($ in millions)
Q4 2016 (a)	6,072	$46.84	$10
Q1 2017	4,500	$49.47	$22
Q2 2017	4,550	$49.61	23
Q3 2017	4,232	$49.77	23
Q4 2017	4,232	$49.89	23
Total 2017	17,514	$49.68	$91
Total 2018 – 2022			$(13)

(a)	Certain hedging arrangements include a sold option to extend at an average price of $53.67 per bbl covering 0.7 mmbbls in 2016. Sold options are included with net written call options.

Crude Oil Net Written Call Options

	Call Options (mbbls)	Avg. NYMEX Strike Price
Q4 2016	3,489	$87.25
Q1 2017	1,305	$83.50
Q2 2017	1,320	$83.50
Q3 2017	1,334	$83.50
Q4 2017	1,334	$83.50
Total 2017	5,293	$83.50

The company’s natural gas hedging positions as of November 1, 2016 were as follows:

Open Natural Gas Swaps; Losses from Closed
Natural Gas Trades and Call Option Premiums

	Open Swaps (bcf)	Avg. NYMEX Price of Open Swaps	Total Losses from Closed Trades and Premiums for Call Options ($ in millions)
Q4 2016 (a)	155	$2.85	$(28)
Q1 2017	134	$3.23	$(3)
Q2 2017	135	$2.95	(1)
Q3 2017	136	$3.00	(2)
Q4 2017	129	$3.10	(3)
Total 2017	534	$3.07	$(9)
Total 2018 – 2022	51	$2.97	$(69)

(a)	Certain hedging arrangements include a sold option to extend at an average price of $2.80 per mmbtu covering 26 bcf in 2016. Sold options are included with net written call options.

Natural Gas Two-Way Collars

	Open Collars (bcf)	Avg. NYMEX Bought Put Price	Avg. NYMEX Sold Call Price
Q4 2016	15	$3.00	$3.48
Q1 2017	23	$3.00	$3.48

Natural Gas Net Written Call Options

	Call Options (bcf)	Avg. NYMEX Strike Price
Q4 2016	46	$5.27
Q1 2017	12	$9.43
Q2 2017	12	$9.43
Q3 2017	12	$9.43
Q4 2017	12	$9.43
Total 2017	48	$9.43
Total 2018 – 2022	66	$12.00

Natural Gas Basis Protection Swaps

	Volume (bcf)	Avg. NYMEX plus/(minus)
Q4 2016	12	$0.05
Q1 2017	13	$0.35
Q2 2017	6	$(0.46)
Q3 2017	6	$(0.46)
Q4 2017	6	$(0.46)
Total 2017	31	$(0.11)
Total 2018 - 2022	1	$(0.98)

The company’s natural gas liquids hedging positions as of November 1, 2016 were as follows:

Open Ethane Swaps

	Volume (mmgal)	Avg. NYMEX Price of Open Swaps
Q4 2016	20	$0.17

Open Propane Swaps

	Volume (mmgal)	Avg. NYMEX Price of Open Swaps
Q4 2016	17	$0.46